Exhibit (h)(2)(xxiv)

AMENDMENT NO. 10

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

Amendment No. 10 to the Fourth Amended and Restated Expense Limitation Agreement, dated as of May 25, 2007, between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and EQ Advisors Trust (the “Trust”) (“Amendment No. 10”).

The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement dated as of May 1, 2002, as amended, (“Agreement”) between them as follows:

1.	Paragraph 2.1 of the Agreement:

2.1 Reimbursement. If in any year in which the Management Agreement is still in effect and the estimated aggregate Portfolio Operating Expenses of such Portfolio for the fiscal year are less than the Maximum Annual Operating Expense Limit for that year, subject to approval by the Trust’s Board of Trustees as provided in Section 2.2 below, the Manager shall be entitled to reimbursement by such Portfolio, in whole or in part as provided below, of the investment management fees or administration fees waived or reduced and other payments remitted by the Manager to such Portfolio pursuant to Section 1 hereof. The total amount of reimbursement to which the Manager may be entitled (“Reimbursement Amount”) shall equal, at any time, the sum of all investment management fees or administration fees previously waived or reduced by the Manager and all other payments remitted by the Manager to the Portfolio, pursuant to Section 1 hereof, during the previous five (5) or three (3) fiscal years (as provided in Schedule B hereto), less any reimbursement previously paid by such Portfolio to the Manager, pursuant to Sections 2.2 or 2.3 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

2.	Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the Portfolios of the Trust is hereby replaced in its entirety by the Amendment No. 10 to Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 10 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Kenneth T. Kozlowski		Steven M. Joenk
	Chief Financial Officer and		Senior Vice President
Treasurer

SCHEDULE B

AMENDMENT NO. 10

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

REIMBURSEMENT PERIOD

Five Year Reimbursement Period:

EQ/BlackRock Basic Value Equity Portfolio

(formerly, the EQ/Mercury Basic Value Equity Portfolio)

EQ/BlackRock International Value Portfolio

(formerly, the EQ/Mercury International Value Portfolio)

EQ/Evergreen Omega Portfolio

EQ/FI Mid Cap Value Portfolio

EQ/JPMorgan Core Bond Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

EQ/Capital Guardian Growth Portfolio

(formerly, EQ/Putnam Growth & Income Value Portfolio)

EQ/JPMorgan Value Opportunities Portfolio

(formerly, EQ/Putnam Voyager Portfolio)

EQ/Small Company Index Portfolio

MarketPLUS Mid Cap Value Portfolio

(formerly, the EQ/FI Mid Cap Value Portfolio)

MarketPLUS Large Cap Core Portfolio

(formerly, the EQ/MFS Investors Trust Portfolio)

Three Year Reimbursement Period:

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Large Cap Growth Portfolio

EQ/AllianceBernstein Value Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Evergreen International Bond Portfolio

EQ/FI Mid Cap Portfolio

EQ/Janus Large Cap Growth Portfolio

EQ/Legg Mason Value Equity Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Marsico Focus Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Wells Fargo Montgomery Small Cap Portfolio

EQ/AXA Rosenberg Value Long/Short Portfolio

EQ/Davis New York Venture Portfolio

EQ/Franklin Income Portfolio

EQ/Franklin Small Cap Value Portfolio

EQ/Franklin Templeton Founding Strategy Portfolio

EQ/Mutual Shares Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Templeton Growth Portfolio

EQ/Van Kampen Real Estate Portfolio

EQ/International ETF Portfolio

MarketPLUS International Core Portfolio
(formerly, EQ/Capital Guardian International Portfolio)

MarketPLUS Large Cap Growth Portfolio
(formerly, EQ/MFS Emerging Growth Companies Portfolio)